QuickLinks -- Click here to rapidly navigate through this document

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

RESTAURANT ACQUISITION PARTNERS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	02-753484
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

5950 Hazeltine National Drive, Suite 290, Orlando, Florida	32822-5007
(Address of Principal Executive Offices)	(Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-129316

Securities to be registered pursuant to Section 12(g) of the Act:

Units
(each Unit consisting of one share of Common Stock and two Warrants)
(Title of Class)

Common Stock (par value $0.0001 per share)
(Title of Class)

Warrants
(each Warrant is exercisable for one share of Common Stock)
(Title of Class)

Item 1. Description of Registrant's Securities to be Registered.

        The information required by this item is contained in the section entitled "Description of Securities" in the prospectus included in the registrant's registration statement on Form S-1 (File No. 333-129316) filed with the Securities and Exchange Commission (the "Commission") on October 28, 2005, as amended (the "Registration Statement"), and is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and is subsequently filed with the Commission is also incorporated by reference herein.

Item 2. Exhibits.

Exhibit No.	Description
3.1*	Third Amended and Restated Certificate of Incorporation.
3.2*	By-laws.
4.1*	Specimen Unit Certificate.
4.2*	Specimen Common Stock Certificate.
4.3*	Specimen Warrant Certificate.
4.4*	Form of Unit Purchase Option to be granted to the underwriters.
4.5*	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.
10.1*	Form of Letter Agreement among the Registrant, the Underwriters, and each of the Initial Stockholders.
10.3*	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.
10.4*	Form of Stock Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and the Initial Stockholders.
10.6*	Form of Registration Rights Agreement among the Registrant and the Initial Stockholders.
10.7*	Form of Registration Rights Agreement among the Registrant and the Underwriters.

*
Incorporated by reference to the exhibit of the same number filed with the Registration Statement.

2

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

RESTAURANT ACQUISITION PARTNERS, INC.
Date: October 13, 2006	By:	/s/ CHRISTOPHER R. THOMAS Name: Christopher R. Thomas Title: Chief Executive Officer and President

3

QuickLinks

  Item 1. Description of Registrant's Securities to be Registered.
  Item 2. Exhibits.
SIGNATURE